EXHIBIT 99.1

MGP Ingredients Reports On Continuing Transformation At Annual Stockholders' Meeting

ATCHISON, Kan., Oct. 16, 2008 (GLOBE NEWSWIRE) -- The continuing transformation of MGP Ingredients, Inc. (Nasdaq:MGPI) to a more customer-driven provider of value-added ingredients and world class alcohol products highlighted a presentation today by Tim Newkirk, president and chief executive officer, at the company's annual meeting of stockholders. Newkirk's remarks were preceded by a review of the company's fiscal 2008 results by Robert Zonneveld, vice president of finance and administration and chief financial officer.

Recapping the main points of his presentation, Newkirk commented, "Fiscal 2008 will be remembered by the headwinds we faced due to rising cost inputs, particularly for corn, wheat and natural gas, and greatly reduced selling prices for fuel grade alcohol, or ethanol. As a result, we reported our first net loss in 10 years. Our reported profits were further impacted by several strategic moves geared to improving our long-term profitability. We completed an asset and operational review over the past year and concluded that we faced a competitive disadvantage in certain areas.

"Our strengths in innovation and manufacturing excellence are key assets at MGPI and the bridge to a more profitable future. To be candid, however, I think we developed more of an inward focus over the years. For example, we typically placed greater emphasis on pounds and gallons instead of problem-solving; on production instead of asset utilization; and on invention instead of commercialization. Given today's volatility in the commodity markets, as well as changing customer demands, it is paramount that we become a more nimble and more responsive organization. Making the transformation to a customer-focused competitor has been no small task. However, we are confident that we have the strong underpinnings for future success; we have the right people with experience and leadership skills in critical areas; we have implemented the right processes that will improve business planning, financial reporting and risk management; and we have identified the right opportunities where MGPI can grow in a way that can sustain our competitive advantage and create stockholder value.

"Managing risk has become a top strategic initiative. We will continue to add required human resources and skill sets to create a more fully integrated approach to risk management. This includes finished product pricing, inventory management, profit margin management, physical grain purchases, commodity price management and new product development. Our goal is to improve long-term profitability while reducing the volatility of our earnings and cash flows."

Newkirk continued, "Improving profit margins through cost cuts and business process improvements alone will not ensure our long-term viability. That's why we are expanding our analysis to cover the entire value chain inside MGPI. By that, I mean all the activities for sourcing raw materials, manufacturing, new product development and distribution. For each of our three business segments we will seek to retain only those 'links' in the value chain where we truly create value. Other areas will be considered for possible outsourcing.

"Our plans for growth are straightforward. In food grade alcohol, we aim to optimize the profit margin from corn. In fuel grade alcohol we will be opportunistic with production and pricing while continuing to offset commodity swings with hedging and contracting. Our ingredient solutions segment offers the most promising upside, based on growing demand for healthy foods. This is why we continue to enhance our capabilities through investments in new product development and customer relationships. Since most of our customers are big companies, we're setting out to solve 'big-company' problems around the globe."

He concluded, "We are proud of our people for their efforts over the past year. While we acknowledge that the coming fiscal year will pose challenges in our sales growth and profitability, we see a more nimble and more focused corporation with greater sustainability upon completing our transformation to a reinvigorated MGP Ingredients."

About MGP Ingredients

In business since 1941, MGP Ingredients, Inc. is a recognized pioneer in the development and production of natural grain-based products. These include specialty and commodity proteins and starches for food and non-food applications, food grade alcohol for beverage and industrial applications, and fuel grade alcohol, commonly known as ethanol. The Company has facilities in Atchison, Kan., Pekin, Ill., Kansas City, Kan., and Onaga, Kan. that utilize the latest technologies to assure high quality products and to maintain efficient production and service capabilities.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements as well as historical information. Forward-looking statements are usually identified by or are associated with such words as "intend," "plan," "believe," "estimate," "expect," "anticipate," "hopeful," "should," "may," "will", "could" and or the negatives of these terms or variations of them or similar terminology. They reflect management's current beliefs and estimates of future economic circumstances, industry conditions, company performance and financial results and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Important factors that could cause actual results to differ materially from our expectations include, among others: (i) the availability and cost of grain, (ii) fluctuations in gasoline prices, (iii) fluctuations in energy costs, (iv) competitive environment and related market conditions, (v) our ability to realize operating efficiencies, (vi) the effectiveness of our hedging programs; (vii) access to capital and (viii) actions of governments. For further information on these and other risks and uncertainties that may affect the company's business, see Item 1A. Risk Factors in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

CONTACT: MGP Ingredients, Inc.
         Steve Pickman
         913-367-1480